EXHIBIT 99


                         FORM 4 JOINT FILER INFORMATION



Name: Schafer Brothers LLC

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Tesco Corp. (TESOF)

Date of Event requiring statement: November 15, 2005





/s/ Oscar S. Schafer
-------------------------------
OSCAR S. SCHAFER

Signature

                         FORM 4 JOINT FILER INFORMATION



Name: Mr. Oscar S. Schafer

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Tesco Corp. (TESOF)

Date of Event requiring statement: November 15, 2005





/s/ Oscar S. Schafer
-------------------------------
OSCAR S. SCHAFER

Signature